CODE OF BY-LAWS
                                         OF
                          INDIANA FINANCIAL INVESTORS, INC.

                                   ARTICLE I

                                Identification



   Section  1.  Name.   The  name  of  the  Corporation  is  INDIANA FINANCIAL
 INVESTORS, INC. (hereinafter referred to as the Corporation).

   Section 2. Principal Office and Resident Agent. The post office address of the principal office of the Corporation is 151 N. Delaware Street, Suite M-
 870, Indianapolis, Indiana 46204; and the name and post office address of its Resident Agent in charge of such office is John H. Fry, 151 North Delaware Street, Suite M-870, Indianapolis, Indiana 46204.

   Section 3. Seal. The Corporation need not use a seal. If one is used, it shall be circular in form, and about the upper periphery of the seal shall appear the words "INDIANA FINANCIAL INVESTORS, INC." and about the lower periphery thereof the word "Indiana". In the center of the seal shall appear the word "Seal". The seal may be altered by the Board of Directors at its pleasure and may be used by causing it or a facsimile thereof to be impressed, affixed, printed or otherwise reproduced.

   Section 4. Fiscal Year. The fiscal year of the Corporation shall begin at the beginning of the first day of July in each year and end at the close of the last day of June next succeeding.


                                   ARTICLE II

                                  Shareholders

   Section  1.  Place  of  Meeting.   All  meetings  of  shareholders  of  the
 Corporation shall be held at such place, within or without the State of Indiana, as may be determined by the Board of Directors and specified in the notices or waivers of notice thereof or proxies to represent shareholders thereat.

   Section 2. Annual Meeting. The annual meetings of shareholders shall be held on the second Tuesday in November of each year, if such day is not a legal holiday, or if a legal holiday, then on the next succeeding business day not a legal holiday, unless in any year the Board of Directors shall by resolution establish a different date as the date for the annual meeting.

   Section 3. Special Meetings. Special meetings of shareholders may be called by the Chairman of the Board, the President, the Board of Directors,
  or the holders of not less than one-fourth (1/4) of all the shares of capital stock outstanding and entitled vote at the meeting. At any special meeting of the shareholders, no business other than that for which the meeting is called shall be transacted.



   Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of a meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered or mailed by the Secretary to each shareholder of record of the Corporation entitled to vote at the meeting at such address as appears upon the records of the Corporation,at least ten (10) days before the date of the meeting. Notice of any shareholders' meeting may be waived in writing by any shareholder if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called and the time and place thereof. Attendance at any meeting in person or by proxy shall constitute a waiver of notice of such meeting.

   Section 5. Voting at meetings.

   (a) Voting Riqhts. Every shareholder of the Corporation shall have the right at all meetings of the shareholders of the Corporation to one vote for each share of capital stock standing in his or her name on the books of the Corporation. The record date for purposes of determining shareholders entitled to vote at any meeting shall be ten (10) days prior to the date of such meeting or such different date not more than fifty (50) days prior to such meeting as may be fixed by the Board of Directors. If any share of capital stock shall have been transferred on the books of the Corporation after such record date, the shareholder of record as of the record date shall still be entitled to vote any such share so transferred; however, any person acquiring title to a share after the record date shall, upon written request to the shareholder of record, be entitled to receive from the shareholder of record a proxy, with power of substitution, to vote that share.

   (b) Proxies. A shareholder is entitled to Vote either in person or by proxy, executed in writing by such shareholder or by his or her duly authorized attorney-in-fact and delivered to the secretary of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless a longer time is expressly provided therein.

   (c) Quorum. At all meetings of shareholders, a majority of the shares of the issued and outstanding capital stock entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum. The shareholders present at a duly called and held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

   (d) Required Vote. Except as otherwise required by the Corporation's Articles of Incorporation or By-Laws, any action may be approved at a meeting of shareholders at which a quorum is present by a majority vote of the shares present in person or by proxy at such meeting.

      (e) Adjournments. Any meeting of shareholders, including both annual and special meetings and any adjournments thereof, may be adjourned from day to day or from time to time by a vote of a majority of the shares present at such meeting in person or by proxy even though less than a quorum is present.

   (f) Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint inspectors of election to act at the meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of any meeting of shareholders may, and on the request of any shareholder or his proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If appointed at the meeting on the request of one or more shareholders or proxies, a majority of the shares present shall determine whether one or three inspectors are so appointed. In case any person appointed inspector fails to appear or fails or refuses to act, the vacancy may be filled in advance of the meeting by appointment made by the Board or at the meeting by the chairman of the meeting. The inspectors of election shall determine the number of shares outstanding, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; shall receive votes, ballots or consents; shall hear and determine all challenges and questions in any way arising in connection with the right to vote; shall count and tabulate all votes or consents and determine the results; and shall do such acts as may be proper to conduct the election or vote with fairness to the shareholders. If there are three inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the,decision, act or certificate of all. On the request of the chairman of the meeting or any shareholder or his proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any facts found by them.

   Section 6. List of Shareholders. At least five (5) days before each meeting of shareholders, the Secretary shall prepare or cause to be prepared a complete list of the shareholders of the Corporation entitled to vote at such meeting arranged in alphabetical order with the address and number of shares entitled to vote held by each. Such list shall be on file in the principal office of the Corporation and shall be subject to inspection by any record share holder. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any share-holder during the holding of the meeting. The original or duplicate stock register or transfer book shall be the only evidence as to the persons who are entitled as shareholders to examine such list, the stock ledger or transfer book, or to vote at such meeting.

   Section 7. Action by Written Consent. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, if prior to such action, a written consent thereto, setting forth the action so taken, is signed by all the shareholders entitled to vote with respect to the subject matter thereof, and such written consent is filed with the minutes of the proceedings of the shareholders. Such consent shall have the same effect as a unanimous vote of the shareholders.

                              ARTICLE III

                               Directors

   Section 1. Number and Term of Office. The Board of Directors shall consist of six (6) members. The Directors shall be elected by the shareholders at their annual meeting and shall hold office until the next ensuing annual meeting of shareholders or until their successors have been duly elected and qualified. The shareholders may remove any Director, with or without cause, and elect a successor at a meeting of shareholders called expressly for such purpose.

   Section 2. Vacancies. Vacancies occurring in the membership of the Board of Directors caused by resignation, death or other incapacity, or increase in the number of Directors shall be filled by a majority vote of the remaining members of the Board, and each Director so elected shall serve until the next meeting of the shareholders, or until a successor shall have been duly elected and qualified. Notice specifying any increase in the number of Directors and the name, address and principal occupation of and other pertinent information about any Director elected to fill any vacancy shall be given in the next mailing sent to the shareholders after such increase or election.

   Section 3. Annual Meeting. The Board of Directors shall meet annually, without notice, immediately following, and at the same place as, the annual meeting of the shareholders.

   Section 4. Regular Meetings. Regular meetings shall be held at such times and places, either within or without the State of Indiana, as may be determined by the President or the Board of Directors.

   Section 5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or by two (2) or more members of the Board of Directors, at any place within or without the State of Indiana, upon twenty-four (24) hours' notice, specifying the time, place and general purposes of the meeting, given to each Director personally by telephone, telegraph, cable or wireless; or notice may be given by mail if mailed at least three
    (3) days before such meeting.

   Section 6. Participation in Meetings by Telephone. All or any one or more of the Directors may participate in any meeting of the Board of Directors or any committee thereof by conference telephone or other similar means of communication which permits a general discussion by persons participating in the meeting. Participation in a meeting in such manner shall constitute presence in person at such meeting.

   Section 7. Waiver of Notice. Any Director may waive notice of any meeting in writing. Attendance by a Director at any meeting shall constitute a waiver of notice of such meeting.

   Section 8. Quorum. A majority of the entire Board of Directors then qualified and acting shall constitute a quorum and be sufficient for the transaction of any business, except for filling of vacancies in the Board of Directors which shall require action by a majority of the remaining Directors. Any act of the majority of the Directors present at a meeting at which a quorum shall be present shall be the act of the Board unless otherwise provided for by law or by these By-Laws. A majority of the Directors present may adjourn any meeting from time to time. Notice of an adjourned meeting need not be given other than by announcement at the time of adjournment.

   Section 9. Committees. The Board of Directors may from time to time, by resolution adopted by a majority of the actual number of Directors elected and qualified, designate two (2) or more of its members to constitute an Executive Committee, Investment Committee, Audit Committee, or such other committees as it may determine, which committees shall have the powers and authority and shall perform the duties specified in the resolution. The designation of such committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by The Indiana General Corporation Act, as amended.

   Section 10. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if, prior to such action, a written consent thereto is signed by all the members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee.

                              ARTICLE IV

                               Officers

   Section 1. Number of Officers. The officers of the Corporation shall consist of a Chairman of the Board, a President, a Secretary and a Treasurer. There may also be one or more vice Presidents and such other officers or assistant officers as the Board shall from time to time create and so elect. Any two (2) or more offices may be held by the same person, except that the duties of the President and Secretary shall not be performed by the same person. The Chairman of the Board and the President shall be chosen from among the Directors.

   Section 2. Election and Terms. Each officer shall be elected by the Board of Directors at the annual meeting thereof and shall hold office until the next annual meeting of the Board or until his or her successor shall have been elected and qualified or until his or her death, resignation or removal. Any officer may be removed at any time, with or without cause, by vote of a majority of the whole Board, but such removal shall be without prejudice to the contract rights, if any, of the person so removed; provided, however, that election of an officer shall not of itself create contract rights.

   Section 3. Vacancies. Whenever any vacancy shall occur in any office by death, resignation, increase in the number of officers of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until the next annual meeting of the Board or until his or her successor is duly elected or appointed.

   Section 4. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shareholders and shall have such general supervision, direction and control of the business of the Corporation and its employees and shall exercise such general powers of management as the Board may from time to time provide.

   Section 5. President. The President shall be the chief executive officer of the Corporation; shall have general and active supervision, control and management of the affairs and business of the Corporation, subject to the orders and resolutions of the Board; shall have general supervision and direction of all officers, agents and employees of the Corporation; shall see that all orders and resolutions of the Board are carried into effect; and in general shall exercise all powers and perform all duties incident to such office and such other powers and duties as may from time to time be assigned to him by the Board. In the absence or disability of the Chairman of the Board, the President shall preside at all meetings of the Board and of the shareholders.

   The President shall have full authority to execute proxies on behalf of the Corporation, to vote shares of the capital stock owned by it in any other corporation, and to execute, with the Secretary, powers of attorney appointing other corporations, partnerships, or individuals the agent of the Corporation, all subject to the provisions of The Indiana General Corporation Act, as amended, the Articles of Incorporation and this Code of By-Laws.

   Section 6. Vice Presidents. The Vice Presidents shall assist the President and shall perform such duties as may be assigned to them by the Board of Directors or the President. Unless otherwise provided by the Board, in the absence or disability of the President, the Vice President (or, if there be more than one, the Vice President first named as such by the Board of Directors at its most recent meeting at which Vice Presidents were elected) shall execute the powers and perform the duties of the President.

   Section 7. Secretary. The Secretary shall attend all meetings of the Board and of the shareholders and shall act as secretary of such meetings; shall give or cause to be given all notices provided for in these By-Laws or required by law; shall record all votes and the minutes of all proceedings of the meetings of shareholders and the Board in a book or books to be kept for that purpose; shall be custodian of the records and the seal of the Corporation; shall affix the seal to all documents, the execution of which under seal is customary or is required by law or is authorized in accordance with these By-Laws; shall have charge of the stock certificate books of the Corporation and shall keep or cause to be kept such books, the stock transfer books and the stock ledgers; and in general shall exercise all powers and perform all duties as may be from time to time assigned to him or her by the Board or by the President.

   Section 8. Treasurer. The Treasurer shall keep correct and complete records of account showing accurately at all times the financial condition of the Corporation; shall be the custodian of the corporate funds and securities; shall immediately deposit, in the name of and to the credit of the Corporation, all moneys and other valuable effects of the Corporation in such depositories as may be designated by the Board of Directors; shall disburse the funds of the Corporation as may be ordered by the Board or by the President; and in general shall exercise all powers and perform all duties customarily incident to such office and such other powers and duties as mav from time to time be assigned to him or her by the Board or by the President.

   Section 9. Assistant Secretaries. The Assistant Secretaries shall assist the Secretary in the performance of his or her duties. In the absence of the Secretary, any Assistant Secretary shall exercise the powers and perform the duties of the Secretary. The Assistant Secretaries shall exercise such other powers and perform such other duties as may from time to time be assigned to them by the Board, the President, or the Secretary.

   Section 10. Assistant Treasurers. The Assistant Treasurers shall assist the Treasurer in the performance of his or her duties. Any Assistant Treasurer shall, in the absence or disability of the Treasurer, exercise the powers and perform the duties of the Treasurer. The Assistant Treasurers shall exercise such other duties as may from time to time be assigned to them by the Board, the President, or the Treasurer.

   Section 11. Delegation of Authority. In case of the absence of any officer of the Corporation, or for any reason that the Board may deem sufficient, a majority of the entire Board may transfer or delegate the powers or duties of any officer to any other officer or officers for such length of time as the Board may determine.

                               ARTICLE V

                             Capital Stock

   Section 1. Certificates. Each holder of shares of stock of the Corporation shall be entitled to a certificate, signed by the President or a Vice President and the Secretary or an Assistant Secretary, if any, of the Corporation, specifying the number of shares owned by the holder of shares in the Corporation. If certificates are signed by a transfer agent, acting on behalf of the Corporation, and a registrar, the signatures of the officers of the Corporation may be facsimile. Certificates shall be in such form as the Board of Directors shall approve from time to time.

   Section 2. Legend. In furtherance of the provisions of the Articles of Incorporation of the Corporation regarding redemption and prohibition against transfer of shares of the capital stock of the Corporation when necessary to preserve the Corporation's status as a qualified real estate investment trust under the provisions of the federal Internal Revenue Code, each certificate evidencing shares of the capital stock of the Corporation shall contain a legend imprinted thereon to the following effect:

                "Provisions Relating to Redemption and
                  Prohibition of Transfer of Shares.

   If necessary to effect compliance by the Corporation with certain requirements of the Internal Revenue Code, the shares represented by this certificate are subject to redemption by the Board of Directors of the Corporation and the transfer thereof may be prohibited upon the terms and conditions set forth in the Articles of Incorporation. The Corporation will furnish a copy of such terms and conditions to the registered holder of this certificate upon request and without charge."

   Section 3. Transfer Agent. The Board of Directors shall have power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of the Corporation, and may require that such certificates shall be countersigned and registered by one or more of such transfer agents and registrars.

   Section 4. Transfer of Shares. Except as otherwise provided by law, transfers of shares of the capital stock of the Corporation, whether part paid or fully paid, shall be made only on the books of the Corporation by the owner thereof in person or by duly authorized attorney, on payment of all taxes thereon and surrender for cancellation of the certificate or certificates for such shares (except as hereinafter provided in the case of loss, destruction or mutilation of certificate) properly endorsed by the holder thereof or accompanied by the proper evidence of succession, assignment or authority to transfer, and delivered to the Secretary or an Assistant Secretary. All such transfers shall be made in accordance with the relevant provisions of I.C. 1971, 26-1-8-101 et seq.

   Section 5. Lost, Destroyed and Mutilated Certificates. The holder of any of the shares of capital stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board may, in its discretion, cause to be issued to such holder of shares a new certificate or certificates of shares of capital stock, upon the surrender of the mutilated certificate, or, in case of loss or destruction, upon satisfactory proof of such loss or destruction. The Board may, in its discretion, require the owner of the lost or destroyed certificate or such owner's legal representative to give the Corporation a bond in such sum and in such form, and with such surety or sureties as it may direct, to indemnify the Corporation, its transfer agents and registrars, if any, against any claim that may be made against them or any of them with respect to the certificate or certificates alleged to have been lost or destroyed, but the Board may, in its discretion, refuse to issue a new certificate or new certificates, save upon the order of a court having jurisdiction in such matters.

   Section 6. Consideration for Shares. The Board of Directors shall cause the Corporation to issue the shares of stock of the, Corporation for such consideration as has been fixed by such Board pursuant to the provisions of the Articles of Incorporation.

   Section 7. Payment for Shares. Subject to the provisions of the Articles of Incorporation, the consideration for the issuance of shares of stock of the Corporation may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor actually performed for, or services actually rendered to, the Corporation; provided, however, that the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for the issuance of such shares. When the payment of the consideration for which a share was authorized to be issued shall have been transferred to stated capital upon the issuance of a share dividend, such share shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such property, labor or services received as consideration, or the value placed by the Board of Directors upon the corporate assets in the event of a share dividend shall be conclusive. Promissory notes, uncertified checks or future services shall not be accepted in payment or part payment of any shares of the Corporation.

   Section 8. Equitable Interests in Shares Need Not Be Recognized. The Corporation and its officers shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof, and accordingly shall not be required to recognize any equitable or other claim to or interest in such share or shares on the part of any other person or persons,whether or not express notice thereof shall have been given the Corporation, save as expressly provided to the contrary by the laws of Indiana, the Articles of Incorporation of the Corporation and these By-Laws. In no event shall any transferee of shares of the Corporation become a shareholder of the Corporation until express notice of such transfer shall have been received by the Corporation.

                              ARTICLE VI

                            Corporate Books

   Section 1. Place of Keeping, in General. Except as otherwise provided by the laws of the State of Indiana, by the Articles of Incorporation of the Corporation or by these By-Laws, the books and records of the Corporation may be kept at such place or places, within or without the State of Indiana, as the Board of Directors may from time to time by resolution determine.

   Section 2. Stock Register or Transfer Book. The original or duplicate stock register or transfer book, or, in case a stock registrar or transfer agent shall be employed by the Corporation, a complete and accurate shareholders' list, alphabetically arranged, giving the names and addresses of all shareholders and the number and classes of shares held by each, shall be kept at the principal office of the Corporation in the State of Indiana.


                              ARTICLE VII

                       Execution of Instruments

   Section 1. Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money, obligations, notes or other evidences of indebtedness of the Corporation shall be signed or endorsed by such officer or officers, employee or employees of the Corporation as shall from time to time be designated by the Board.

   Section 2. Contracts. All contracts, agreements, deeds, conveyances, mortgages and similar instruments authorized by the Board of Directors shall be signed, unless otherwise directed by the Board or required by law, by the President or a Vice President and attested by the Secretary or an Assistant Secretary.

                             ARTICLE VIII

                              Amendments

   These By-Laws may be altered, amended or repealed from time to time by a majority vote of the whole Board at any regular or special meeting if the notice or waiver of notice of said meeting shall have stated that the By-Laws are to be amended, altered or repealed or if all Directors at the time are present at said meeting.

                              ARTICLE IX

                  The Indiana General Corporation Act

   The provisions of The Indiana General Corporation Act, as amended, applicable to any of the matters not herein specifically covered by these By-Laws, are hereby incorporated by reference in and made a part of these By-Laws.


                              ARTICLE IV-A

                            Indemnification

   Section 1. Indemnification against Underlying Liability. The Corporation shall, to the fullest extent to which it is empowered to do so by the Corporation Law, or any other applicable law, as from time to time in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or Who, while serving as such director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (collectively, "Agent") against expenses (including attorneys' fees), judgments, fines, penalties, court costs and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement (whether with or without court approval), conviction or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the Agent did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. If several claims, issues or matters are involved, an Agent may be entitled to indemnification as to some matters even though he is not entitled as to other matters.

   Section 2. Successful Defense. To the extent that an Agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section I of this Article IV, or in defense of any claim, issue or matter therein, the Corporation shall indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

   Section 3. Determination of Conduct. Subject to any rights under any contract between the Corporation and any Agent, any indemnification against underlying liability provided for in Section 1 of this Article IV (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Section. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to such action, suit or proceeding; (2) if such an independent quorum cannot be obtained, by majority vote of a committee duly designated by the full Board of Directors (in which designation directors who are parties may participate), consisting solely of one or more directors not at the time parties to the action, suit or proceeding; (3) by special legal counsel (A) selected by the independent quorum of the Board of Directors (or the independent committee thereof if no such quorum can be obtained), or (B)
  if no such independent quorum or committee thereof can be obtained, selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate) ; or (4) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to such action, suit or proceeding may not be voted on the determination.
  Notwithstanding the foregoing, an Agent shall be able to contest any determination that the Agent has not met the applicable standard of conduct by petitioning a court of appropriate jurisdiction.

   Section 4. Definition of Good Faith. For purposes of any determination under Section 1 of this Article IV, a person shall be deemed to have acted in good faith and to have otherwise met the applicable standard of conduct set forth in Section 1 if his action is based on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by (1) one or more officers or employees of the Corporation or another enterprise whom he reasonably believes to be reliable and competent in the matters presented; (2) legal counsel, public accountants, appraisers or other persons as to matters he reasonably believes are within the person's professional or expert competence; or (3) a committee of the Board of Directors of the Corporation or another enterprise of which the person is not a member if he reasonably believes the committee merits confidence. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Section 1 of this Article IV.

   Section 5. Payment of Expenses in Advance. Expenses incurred in connection with any civil, criminal, administrative or investigative action, suit or proceeding  by  an  Agent  who may be entitled to indemnification pursuant to
 Section 1 of this Article IV shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of a written affirmation by the Agent of his good faith belief that he has met the applicable standard of conduct set forth in Section 1 of this Article IV and upon receipt of a written undertaking by or on behalf of the Agent to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article IV.
 Notwithstanding the foregoing, such expenses  shall  not  be  advanced if the
  Corporation conducts the determination of conduct procedure referred  to  in
 Section 3 of this Article IV and it is determined from the facts then known that the Agent will be precluded from indemnification against underlying liability because he has failed to meet the applicable standard of conduct set forth in Section 1 of this Article IV. The full Board of Directors (including directors who are parties) may authorize the Corporation to implement the  determination  of conduct procedure, but such procedure is not required for the advancement of expenses. The full Board of Directors (including directors who are parties) may authorize the Corporation to assume the Agent's defense where appropriate, rather than to advance expenses for such defense.

   Section 6. Indemnity Not Exclusive. The indemnification against underlying liability, and advancement of expenses provided by, or granted pursuant to, this Article IV shall not be deemed exclusive of, and shall be subject to, any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Articles of Incorporation, these By-Laws, any resolution of the Board of Directors or shareholders, any other authorization, whenever adopted, after notice, by a majority vote of all voting shares then outstanding, or any contract, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an Agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

   Section 7. Vested Right to Indemnification. The right of any individual to indemnification under this Article shall vest at the time of occurrence or performance of any event, act or omission giving rise to any action, suit or proceeding of the nature referred to in Section 1 of this Article IV and, once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of these provisions.
  Notwithstanding the foregoing, the indemnification afforded under this Article shall be applicable to all alleged prior acts or omissions of any individual seeking indemnification hereunder, regardless of the fact that such alleged acts or omissions may have occurred prior to the adoption of this Article. To the extent such prior acts or omissions cannot be deemed to be covered by this Article IV, the right of any individual to indemnification shall be governed by the indemnification provisions in effect at the time of such prior acts or omissions.

   Section 8. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an Agent of the Corporation against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisons of this Article IV.



   Section 9. Additional Definitions. For purposes of this Article IV, references to "other enterprises" shall include employee benefit plans;
  references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries. A person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article IV.

   Section 10. Payments a Business Expense. Any payments made to any indemnified party under this Article or under any other right to indemnification shall be deemed to be an ordinary and necessary business expense of the Corporation, and payment thereof shall not subject any person responsible for the payment, or the Board of Directors, to any action for corporate waste or to any similar action.